AMENDED AND RESTATED
BYLAWS
OF
CIRRUS LOGIC, INC.
(a Delaware corporation)

AMENDED AND RESTATED
BYLAWS OF
CIRRUS LOGIC, INC.
(a Delaware corporation)

TABLE OF CONTENTS

Article I CORPORATE OFFICES    1
1.1    Registered Office    1
1.2    Other Offices    1
Article II MEETINGS OF STOCKHOLDERS    1
2.1    Place of Meetings    1
2.2    Annual Meeting    1
2.3    Special Meeting    2
2.4    Notice of Stockholders’ Meetings    2
2.5    Advance Notice of Stockholder Nominees and Stockholder Business    3
2.6    Manner of Giving Notice: Affidavit of Notice    6
2.7    Quorum; Required Vote    7
2.8    Adjourned Meeting: Notice    7
2.9    Voting    7
2.10    Waiver of Notice    8
2.11    Record Date for Stockholder Notice: Annual or Special Meeting    8
2.12    Proxies    8
2.13    Organization    9
2.14    List of Stockholders Entitled to Vote    9
Article III DIRECTORS    9
3.1    Powers    9
3.2    Number of Directors    10
3.3    Election and Term of Office of Directors    10
3.4    Resignation and Vacancies    10
3.5    Place of Meetings; Meetings by Telephone    10
3.6    Regular Meetings    11
3.7    Special Meetings: Notice    11
3.8    Quorum    11
3.9    Waiver of Notice    11
3.10    Adjournment    12
3.11    Notice of Adjournment    12
3.12    Board Action by Written Consent Without a Meeting    12
3.13    Fees and Compensation of Directors    12
    i

3.14    Chair of the Board    12
Article IV COMMITTEES    13
4.1    Committees of Directors    13
4.2    Meetings and Action of Committees    13
4.3    Committee Minutes    13
Article V OFFICERS    13
5.1    Officers    13
5.2    Election of Officers    14
5.3    Other Officers    14
5.4    Removal and Resignation of Officers    14
5.5    Vacancies in Offices    14
5.6    Chair of the Board    14
5.7    Chief Executive Officer and President    15
5.8    Vice Presidents    15
5.9    Secretary    15
5.10    Chief Financial Officer    16
Article VI FORUM FOR ADJUDICATION OF DISPUTES    16
Article VII INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND OTHER AGENTS    17
7.1    Indemnification of Directors and Officers    17
7.2    Indemnification of Others    17
7.3    Insurance    18
Article VIII RECORDS AND REPORTS    18
8.1    Maintenance and Inspection of Records    18
8.2    Inspection by Directors    18
8.3    Representation of Shares of Other Corporations    18
8.4    Certification and Inspection of Bylaws    19
Article IX GENERAL MATTERS    19
9.1    Record Date for Purposes Other Than Notice and Voting    19
9.2    Fiscal Year    19
9.3    Checks: Drafts: Evidences of Indebtedness    19
9.4    Corporate Contracts and Instruments: How Executed    19
9.5    Stock Certificates, Transfer    20
9.6    Lost Certificates    20
9.7    Transfer Agents and Registrars    20
    ii

9.8    Electronic Transmission    21
9.9    Construction: Definitions    21
Article X AMENDMENTS    21
    iii

AMENDED AND RESTATED
BYLAWS
OF
CIRRUS LOGIC, INC.
(a Delaware corporation)

Article I
CORPORATE OFFICES

1.1 REGISTERED OFFICE
The registered office of the corporation shall be fixed in the certificate of incorporation of the corporation.
1.2 OTHER OFFICES
The board of directors may at any time establish branch or subordinate offices at any place or places as the board of directors may from time to time determine or the business of the Corporation may require.
Article II
MEETINGS OF STOCKHOLDERS

2.1 PLACE OF MEETINGS
Meetings of stockholders shall be held at any place within or outside the State of Delaware designated by the board of directors. In the absence of any such designation, stockholders’ meetings shall be held at the principal executive office of the corporation. The board of directors may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized in the General Corporation Law of Delaware.
2.2 ANNUAL MEETING
The annual meeting of stockholders shall be held each year on a date and at a time designated by the board of directors.
At any annual meeting of the stockholders, only such nominations of persons for election to the board of directors shall be made, and only such other business shall be conducted or considered, as shall have been properly brought before the meeting. For nominations to be properly made at an annual meeting, and proposals of other business to be properly brought before an annual meeting, nominations and proposals of other business must be (a) specified in the corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the board of directors, (b)

otherwise properly made at the annual meeting, by or at the direction of the board of directors or (c) otherwise properly requested to be brought before the annual meeting by a stockholder of the corporation in accordance with these bylaws.
For nominations of persons for election to the board of directors or proposals of other business to be properly requested by a stockholder to be made at an annual meeting, a stockholder must (i) be a stockholder of record at the time of giving of notice of such annual meeting by or at the direction of the board of directors and at the time of the annual meeting, (ii) be entitled to vote at such annual meeting and (iii) comply with the procedures set forth in Section 2.5 of these bylaws as to such business or nomination. In addition, if the proposal is made on behalf of a beneficial owner other than the stockholder of record, such beneficial owner must be the beneficial owner of stock of the Corporation both at the time of giving notice provided for in Section 2.5 of these bylaws and at the time of the annual meeting. The immediately preceding sentences shall be the exclusive means for a stockholder to make nominations or other business proposals (other than matters properly brought under Rule 14a-8 under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”) and included in the corporation’s notice of meeting) before an annual meeting of stockholders.
2.3 SPECIAL MEETING
A special meeting of the stockholders may be called at any time by the board of directors, the chair of the board or the chief executive officer. No other person or persons are permitted to call a special meeting. At any special meeting of the stockholders, only such business shall be conducted or considered, as shall have been properly brought before the meeting pursuant to the corporation’s notice of meeting. To be properly brought before a special meeting, proposals of business must be  specified in the corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the board of directors or  otherwise properly brought before the special meeting, by or at the direction of the board of directors.
Nominations of persons for election to the board of directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the corporation’s notice of meeting (a) by or at the direction of the board of directors or (b) provided that the board of directors has determined that directors shall be elected at such meeting, by any stockholder of the corporation who (i) is a stockholder of record at the time of giving of notice of such special meeting and at the time of the special meeting, (ii) is entitled to vote at the meeting, and (iii) complies with the procedures set forth in these bylaws as to such nomination. In addition, if the proposal is made on behalf of a beneficial owner other than the stockholder of record, such beneficial owner must be the beneficial owner of stock of the Corporation both at the time of giving notice provided for in Section 2.5 of these bylaws and at the time of the special meeting.
2.4 NOTICE OF STOCKHOLDERS’ MEETINGS
All notices of meetings of stockholders shall be sent or otherwise given in accordance with Section 2.6 of these bylaws not less than ten (10) nor more than sixty (60) days before the date of the meeting. The notice shall specify the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, and  in the case of a special meeting, the purpose or purposes for which the meeting is called or  in the case of the annual meeting, those matters which the board of directors, at the time of giving the notice, intends to present for action by the stockholders. The notice of any meeting at which directors are to be elected shall include the name of any nominee or nominees who, at the time of the notice, the board of directors intends to present for election.
2.5 ADVANCE NOTICE OF STOCKHOLDER NOMINEES AND STOCKHOLDER BUSINESS
Subject to the rights of holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation,
a.nominations for the election of directors, and
b.business proposed to be brought before any stockholder meeting may be made by the board of directors or proxy committee appointed by the board of directors or by any stockholder entitled to vote in the election of directors generally if such nomination or business proposed is otherwise proper business before such meeting. However, any such stockholder may nominate one or more persons for election as directors at a meeting or propose business to be brought before a meeting, or both, only if such stockholder has given timely notice to the secretary of the corporation in proper written form of their intent to make such nomination or nominations or to propose such business. To be timely, such stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the corporation: (i) in the case of an annual meeting of stockholders, not less than ninety (90) days and not later than one hundred twenty (120) days in advance of the first anniversary date of the previous year`s annual meeting of stockholders; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) days from the date contemplated at the time of the previous year’s proxy statement, notice by the stockholder to be timely must be so received not less than ninety (90) days nor more than one hundred twenty (120) days prior to such annual meeting date or, if the public disclosure of such annual meeting is less than one hundred (100) days prior to the date of such annual meeting, the tenth (10th) day following the day on which the public disclosure of the date of such meeting was made and (ii) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which public disclosure of the date of the special meeting was made. In no event shall any adjournment or postponement of an annual or special meeting, or the public announcement thereof, commence a new time period for the giving of a stockholder’s notice as described above. For purposes of the foregoing, “public disclosure” means the disclosure in a press release reported by the PR Newswire, Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.
Notwithstanding anything in the immediately preceding paragraph to the contrary, if the number of directors to be elected at an annual meeting to the board of directors is increased by the board of directors and if there is no public announcement by the corporation of such increase at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 2.5 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the principal executive offices of the corporation not later than the close of business on the tenth (10th ) day following the day on which such public announcement is first made by the corporation.
To be in proper form, a stockholder’s notice (with respect to either business or nominations, and at either an annual or special meeting of stockholders) to the secretary shall set forth:
i.the name and address of the stockholder who intends to make the nominations or propose the business and any Stockholder Associated Person;
ii.if with respect to business to be proposed, a brief description of the proposal desired to be brought before the stockholder meeting, including the complete text of any resolutions intended to be submitted at the annual meeting and the reasons for conducting such business at the annual meeting;
iii.a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and, if applicable, intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;
iv.the class and number of shares of the corporation’s stock which are, directly or indirectly, held of record or beneficially owned by the stockholder on the date of such stockholder’s notice and by any Stockholder Associated Person on the date of such stockholder’s notice, the dates on which such stockholder or Stockholder Associated Person acquired such securities and documentary evidence of such record or beneficial ownership;
v.any interest of the stockholder or any Stockholder Associated Person in such proposal or nomination;
vi.a list of all of the derivative securities (as defined under Rule 16a-1 under the Exchange Act or any successor provision thereto) and other derivatives or similar agreements or arrangements with an exercise or conversion privilege or a periodic or settlement payment or payments or mechanism at a price or in an amount or amounts related to any security of the corporation or with a value derived or calculated in whole or in part from the value of the Corporation or any security of the corporation, in each case, directly or indirectly held of record or beneficially owned by such stockholder or any Stockholder Associated Person and each other direct or indirect opportunity of such stockholder or any Stockholder Associated Person to profit or share in any profit derived from any increase or decrease in the value of any security of the corporation, in each case, regardless of whether  such interest conveys any voting rights in such security to such stockholder or Stockholder Associated Person,  such interest is required to be, or is capable of being, settled through delivery of such security or  such person may have entered into other transactions that hedge the economic effect of such interest (any such interest described in this clause being a “Derivative Interest”);
vii.the name of each person with whom such stockholder or Stockholder Associated Person has any agreement, arrangement or understanding (whether written or oral)  for the purposes of acquiring, holding, voting (except pursuant to a revocable proxy given to such person in response to a public proxy or consent solicitation made generally by such person to all holders of shares of the corporation) or disposing of any shares of capital stock of the corporation,  to cooperate in obtaining, changing or influencing the control of the corporation (except independent financial, legal and other advisors acting in the ordinary course of their respective businesses),  with the effect or intent of increasing or decreasing the voting power of, or that contemplates any person voting together with, any such stockholder or Stockholder Associated Person with respect to any shares of the capital stock of the corporation or any business proposed by the stockholder or  otherwise in connection with any business proposed by a stockholder and a description of each such agreement, arrangement or understanding (any agreement, arrangement or understanding described in this clause being a “Voting Agreement”);
viii.details of all other material interests of each stockholder or any Stockholder Associated Person in such proposal or any security of the corporation (including, without limitation, any rights to dividends or performance related fees based on any increase or decrease in the value of such security or Derivative Interests) (collectively, “Other Interests”);
ix.a description of all economic terms of all such Derivative Interests, Voting Agreements or Other Interests and copies of all agreements and other documents (including, without limitation, master agreements, confirmations and all ancillary documents and the names and details of counterparties to, and brokers involved in, all such transactions) relating to each such Derivative Interest, Voting Agreement or Other Interest;
x.a list of all transactions by such stockholder and any Stockholder Associated Person involving any securities of the corporation or any Derivative Interests, Voting Agreements or Other Interests within the six month period prior to the date of the notice;
xi.such other information regarding each nominee or each matter of business to be proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, or the matter been proposed, or intended to be proposed by the board of directors; and
xii.if applicable, the consent of each nominee to serve as director of the corporation if so elected.
“Stockholder Associated Person” of any stockholder means (a) any beneficial owner of shares of stock of the corporation on whose behalf any proposal or nomination is made by such stockholder; (b) any affiliates or associates of such stockholder or any beneficial owner described in clause (a); and (c) each other person with whom any of the persons described in the foregoing clauses (a) and (b) either is acting in concert with respect to the corporation or has any agreement, arrangement or understanding (whether written or oral) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy given to such person in response to a public proxy solicitation made generally by such person to all stockholders entitled to vote at any meeting) or disposing of any capital stock of the corporation or to cooperate in obtaining, changing or influencing the control of the corporation (except independent financial, legal and other advisors acting in the ordinary course of their respective businesses).

To be eligible to be a nominee for election or reelection as a director of the corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under this Section 2.5) to the Secretary at the principal executive offices of the corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (a) is not and will not become a party to (i) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the corporation or (ii) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the corporation, with such person’s fiduciary duties under applicable law; (b) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director; and (c) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock trading and governance policies and guidelines of the corporation. The corporation may also require any proposed nominee to furnish such other information as may reasonably be required by the corporation (i) to determine the eligibility of such proposed nominee to serve as a director of the corporation, including with respect to qualifications established by any committee of the board of directors, (ii) to determine whether such nominee qualifies as an “independent director” or “audit committee financial expert” under applicable law, securities exchange rule or regulation, or any publicly-disclosed corporate governance guideline or committee charter of the corporation, and (iii) that could be material to a reasonable stockholder’s understanding of the independence and qualifications, or lack thereof, of such nominee.
The chair of the meeting shall refuse to acknowledge the nomination of any person or the proposal of any business not made in compliance with the foregoing procedure.
2.6 MANNER OF GIVING NOTICE: AFFIDAVIT OF NOTICE
Written notice of any meeting of stockholders shall be given either personally or by mail or electronic transmission. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder appearing on the books of the corporation. The corporation may provide stockholders with notice of a meeting by electronic transmission as permitted by law.
An affidavit of the mailing or other means of giving any notice of any stockholders’ meeting, executed by the secretary, assistant secretary, the transfer agent or any other agent of the corporation giving the notice, shall be prima facie evidence of the giving of such notice.

2.7 QUORUM; REQUIRED VOTE
The holders of a majority in voting power of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum is not present or represented at any meeting of the stockholders, then either  the chair of the meeting or  the holders of shares of stock with a majority in voting power, present in person or represented by proxy, shall have power to adjourn the meeting in accordance with Section 2.8 of these bylaws.
Unless otherwise provided in the certificate of incorporation or these bylaws, directors shall be elected by a plurality of the votes cast by the holders of shares of stock entitled to vote in the election of directors at a meeting of stockholders at which a quorum is present. All other questions presented to the stockholders at a meeting shall be decided by the vote of the holders of a majority of the shares of stock having voting power present in person or represented by proxy and entitled to vote on such matter unless the question is one upon which, by express provision of the certificate of incorporation, these bylaws, the rules or regulations of any stock exchange applicable to the corporation, or applicable law or pursuant to any regulation applicable to the corporation or its securities, a different or minimum vote is required, in which case such express provision shall govern and control the decision of the question. In non-binding advisory matters with more than two possible vote choices, the affirmative vote of a plurality of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter shall be the recommendation of the stockholders.
If a quorum be initially present, the stockholders may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.
2.8 ADJOURNED MEETING: NOTICE
When a meeting is adjourned to another time and place, unless these bylaws otherwise require, notice need not be given of the adjourned meeting if the time and place, if any, thereof and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.
2.9 VOTING
The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 2.11 of these bylaws subject to the provisions of Sections 217 and 218 of the General Corporation Law of Delaware (relating to voting rights of fiduciaries, pledgors and joint owners, and to voting trusts and other voting agreements).
Except as may be otherwise provided in the certificate of incorporation or these bylaws, each stockholder shall be entitled to one vote in person or by proxy for each share of capital stock that is registered in the name of such stockholder on the record date, and stockholders shall not be entitled to cumulate their votes in the election of directors of with respect to any matter submitted to a vote of the stockholders.
2.10 WAIVER OF NOTICE
Whenever notice is required to be given under any provision of the General Corporation Law of Delaware or of the certificate of incorporation or these bylaws, a written waiver thereof, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the certificate of incorporation or these bylaws.
2.11 RECORD DATE FOR STOCKHOLDER NOTICE: ANNUAL OR SPECIAL MEETING
For purposes of determining the stockholders entitled to notice of or to vote at any meeting of stockholders, or any adjournment thereof, the board of directors may fix, in advance, a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors and which shall not be more than sixty (60) days nor less than ten (10) days before the date of any such meeting, and in such event only stockholders of record on the date so fixed are entitled to notice and to vote, notwithstanding any transfer of any shares on the books of the corporation after the record date.
If the board of directors does not so fix a record date, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the business day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.
A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting unless the board of directors fixes a new record date for the adjourned meeting, but the board of directors shall fix a new record date if the meeting is adjourned for more than thirty (30) days from the date set for the original meeting.
The record date for any other purpose shall be as provided in Section 9.1 of these bylaws.
2.12 PROXIES
Every stockholder entitled to vote in the election of directors, or on any other matter, shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the secretary of the corporation, but no such proxy shall be voted or acted upon after three (3) years from its date unless the proxy provides for a longer period. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212(e) of the General Corporation Law of Delaware.
2.13 ORGANIZATION
The chief executive officer, or in the event the chief executive officer is absent or disabled or no person is then currently serving in such office; the president, or in the event the chief executive officer and the president are absent or disabled or no person is then currently serving in such offices; the chair of the board, or in the event the chief executive officer, president, and chair of the board are absent or disabled or no person is then currently serving in such offices; one of the corporation’s vice presidents shall call the meeting of the stockholders to order and shall act as chair of the meeting. In the event the chief executive officer, the president, the chair of the board, and all of the vice presidents are absent or disabled or no person is then currently serving in such offices, the stockholders shall appoint a chair for such meeting. The chair of any meeting of stockholders shall determine the order of business and the procedures at the meeting, including such matters as the regulation of the manner of voting and the conduct of business. The secretary of the corporation shall act as secretary of all meetings of the stockholders, but in the event the secretary is absent or disabled or no person is then currently serving in such office, the chair of the meeting may appoint any person to act as secretary of the meeting.
2.14 LIST OF STOCKHOLDERS ENTITLED TO VOTE
The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at the principal place of business of the corporation, or on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.
Article III
DIRECTORS

3.1 POWERS
Subject to the provisions of the General Corporation Law of Delaware and any limitations in the certificate of incorporation and these bylaws relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the board of directors.

3.2 NUMBER OF DIRECTORS
The number of directors shall be fixed by a duly adopted resolution of the board of directors. The board of directors may increase or decrease the number of directors constituting the board of directors upon the approval of a majority of the directors then in office. The number of directors so determined shall be the authorized number of directors of the corporation. No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.
3.3 ELECTION AND TERM OF OFFICE OF DIRECTORS
Except as provided in Section 3.4 of these bylaws, directors shall be elected at each annual meeting of stockholders to hold office until the next annual meeting. Each director, including a director elected or appointed to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified.
3.4 RESIGNATION AND VACANCIES
Any director may resign effective on giving written notice to the chair of the board, the chief executive officer, the president, the secretary or the board of directors, unless the notice specifies a later time for that resignation to become effective. If the resignation of a director is effective at a future time, the board of directors may elect a successor to take office when the resignation becomes effective.
All vacancies in the board of directors and newly created directorships resulting from an increase in the number of directors constituting the board of directors may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director; provided, that whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the certificate of incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected.
3.5 PLACE OF MEETINGS; MEETINGS BY TELEPHONE
Regular meetings of the board of directors may be held at any place within or outside the State of Delaware that has been designated from time to time by resolution of the board of directors. In the absence of such a designation, regular meetings shall be held at the principal executive office of the corporation. Special meetings of the board of directors may be held at any place within or outside the State of Delaware that has been designated in the notice of the meeting or, if not stated in the notice or if there is no notice, at the principal executive office of the corporation.
Any meeting, regular or special, may be held by conference telephone or similar communication equipment, so long as all directors participating in the meeting can hear one another; and all such directors shall be deemed to be present in person at the meeting, except where a director participates in the meeting for the express purpose of objecting to the transaction of business on the ground that the meeting is not lawfully called or convened.

3.6 REGULAR MEETINGS
Regular meetings of the board of directors may be held without notice if the times of such meetings are fixed by the board of directors. If any regular meeting day shall fall on a legal holiday, then the meeting shall be held the next succeeding full business day.
3.7 SPECIAL MEETINGS: NOTICE
Special meetings of the board of directors for any purpose or purposes may be called at any time by the chair of the board, the chief executive officer, the president, any vice president, the secretary or any two directors.
Notice of the time and place of special meetings shall be delivered personally, by electronic transmission or telephone to each director or sent by first-class mail, charges prepaid, addressed to each director at that director’s address as it is shown on the records of the corporation. If the notice is mailed, it shall be deposited in the United States mail at least four (4) days before the time of the holding of the meeting. If the notice is delivered personally, or by electronic transmission or telephone, it shall be delivered personally, by electronic transmission or telephone at least forty-eight (48) hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. The notice need not specify the purpose or the place of the meeting, if the meeting is to be held at the principal executive office of the corporation.
3.8 QUORUM
A majority of the authorized number of directors shall constitute a quorum for the transaction of business, except to adjourn as provided in Section 3.10 of these bylaws. Every act or decision done or made by a majority of the directors present at a duly held meeting at which a quorum is present shall be regarded as the act of the board of directors, subject to the provisions of the certificate of incorporation and other applicable law.
A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.
3.9 WAIVER OF NOTICE
Notice of a meeting need not be given to any director  who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or  who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such directors. All such waivers, consents, and approvals shall be filed with the corporate records or made part of the minutes of the meeting. A waiver of notice need not specify the purpose of any regular or special meeting of the board of directors.

3.10 ADJOURNMENT
A majority of the directors present, whether or not constituting a quorum, may adjourn any meeting to another time and place, if any.
3.11 NOTICE OF ADJOURNMENT
Notice of the time and place, if any, and the means of remote communication, if any, of holding an adjourned meeting need not be given unless the meeting is adjourned for more than twenty-four (24) hours. If the meeting is adjourned for more than twenty-four (24) hours, then notice of the time and place, if any, and the means of remote communication, if any, of the adjourned meeting shall be given before the adjourned meeting takes place, in the manner specified in Section 3.7 of these bylaws, to the directors who were not present at the time of the adjournment.
3.12 BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING
Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the board of directors, or of any committee of the board of directors, may be taken without a meeting if all members of the board of directors or committee, as the case may be, consent to such action in writing, or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of the proceedings of the board of directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form. Such consent shall have the same force and effect as a unanimous vote at a meeting, and may be stated as such in any document or instrument filed with the Secretary of State of Delaware.
3.13 FEES AND COMPENSATION OF DIRECTORS
Directors and members of committees may receive such compensation, if any, for their services and such reimbursement of expenses as may be fixed or determined by resolution of the board of directors. This Section 3.13 shall not be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee or otherwise and receiving compensation for those services.
3.14 CHAIR OF THE BOARD
The board of directors may appoint a director as chair of the board, which position shall be a board position only and not an officer position unless the board of directors also determines that such position shall also be an officer position having the powers and duties set forth in Section 5.6. If elected, the chair of the board shall preside at meetings of the board of directors and have such powers and duties as designated in these bylaws and as the board of directors may otherwise determine, other than those attributed to the chair of the board exclusively under Article V.

Article IV
COMMITTEES

4.1 COMMITTEES OF DIRECTORS
The board of directors may, by resolution adopted by a majority of the authorized number of directors, designate one (1) or more committees, each consisting of one (1) or more directors, to serve at the pleasure of the board of directors. The board of directors may designate one (1) or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. The appointment of members or alternate members of a committee requires the vote of a majority of the authorized number of directors. Any committee, to the fullest extent permitted by applicable law and to the extent provided in the resolution of the board of directors, shall have and may exercise all the powers and authority of the board of directors.
4.2 MEETINGS AND ACTION OF COMMITTEES
Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of Article III of these bylaws, Section 3.5 (place of meetings), Section 3.6 (regular meetings), Section 3.7 (special meetings and notice), Section 3.8 (quorum), Section 3.9 (waiver of notice), Section 3.10 (adjournment), Section 3.11 (notice of adjournment), and Section 3.12 (action without meeting), with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the board of directors and its members; provided, however, that the time of regular meetings of committees may be determined either by resolution of the board of directors or by resolution of the committee, that special meetings of committees may also be called by resolution of the board of directors, and that notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The board of directors may adopt rules for the government of any committee not inconsistent with the provisions of these bylaws.
4.3 COMMITTEE MINUTES
Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.
Article V
OFFICERS

5.1 OFFICERS
The officers of the corporation shall be a chief executive officer, a president, a secretary, and a chief financial officer. The corporation may also have, at the discretion of the board of directors, a chair of the board, one or more vice presidents, one or more assistant secretaries, and such other officers as may be appointed at the discretion of the board of directors, including those appointed in accordance with the provisions of Section 5.3 of these bylaws. Any number of offices may be held by the same person. Except as may be required pursuant to any stock ownership requirements adopted by the board or any of its committees, none of the officers need be a stockholder of the corporation. None of the officers need be a director of the corporation or a resident of the State of Delaware.
5.2 ELECTION OF OFFICERS
The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Section 5.3 or Section 5.5 of these bylaws, shall be chosen by the board of directors, without prejudice to the rights, if any, of an officer under any contract of employment approved by the board of directors.
5.3 OTHER OFFICERS
The board of directors may appoint, or may empower the chief executive officer to appoint, such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws or as the board of directors or, if empowered by the board of directors, as the chief executive officer, may from time to time determine.
5.4 REMOVAL AND RESIGNATION OF OFFICERS
Without prejudice to the rights, if any, of an officer under any contract of employment approved by the board of directors, any officer may be removed, either with or without cause, by the board of directors at any regular or special meeting of the board of directors or, except in case of an officer appointed by the board of directors, by any officer upon whom such power of removal may be conferred by the board of directors.
Any officer may resign at any time by giving written notice to the corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.
5.5 VACANCIES IN OFFICES
A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these bylaws for regular appointments to that office.
5.6 CHAIR OF THE BOARD
The chair of the board, if such an officer be elected, shall, if present, preside at meetings of the board of directors and exercise and perform such other powers and duties as may from time to time be assigned to him or her by the board of directors or as may be prescribed by these bylaws. If there is no chief executive officer or president, then the chair of the board shall also have the authority of the chief executive officer and the president of the corporation with the powers and duties prescribed in Section 5.7 of these bylaws. Only one person may hold the title of chair of the board at a time, whether it is the director designated as such only as a board position under Section 3.14 or the director also designated as an officer under this Section 5.6.

5.7 CHIEF EXECUTIVE OFFICER AND PRESIDENT
Subject to such supervisory powers, if any, as may be given by the board of directors to the chair of the board, if there be such an officer, the chief executive officer shall, subject to the control of the board of directors, have general supervision, direction, and control of the business and the officers of the corporation. The chief executive officer shall preside at all meetings of the stockholders and, in the event the chair of the board is absent or disabled or no person is then currently serving in such office, at all meetings of the board of directors. He or she shall have the general powers and duties of management usually vested in the office of chief executive officer of a corporation, and shall have such other powers and duties as may be prescribed by the board of directors or these bylaws. The person serving as chief executive officer shall also be the president of the corporation if no other person is then currently serving in such office.
Subject to such supervisory powers, if any, as may be given by the board of directors to the chair of the board and subject to the supervision, direction and control of the chief executive officer, if there be such an officer, the president shall have general supervision, direction, and control of the business and the officers of the corporation. He or she shall have the general powers and duties of management usually vested in the office of president of a corporation and shall have such other powers and duties as may be prescribed by the board of directors or these bylaws.
5.8 VICE PRESIDENTS
In the event the chief executive officer and the president are absent or disabled or no person is then currently serving in such offices, the vice presidents, if any, in order of their rank as fixed by the board of directors or, if not ranked, one or more vice presidents designated by the board of directors, shall perform all the duties of the chief executive officer and the president and when so acting shall have all the powers of, and be subject to all the restrictions upon, the chief executive officer and the president. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the board of directors, these bylaws, the chief executive officer or the president, subject to such supervisory powers, if any, as may be given by the board of directors to the chair of the board.
5.9 SECRETARY
The secretary shall keep or cause to be kept, at the principal executive office of the corporation or such other place as the board of directors may direct, a book of minutes of all meetings and actions of the board of directors, committees of the board of directors and stockholders. The minutes shall show the time and place of each meeting, whether regular or special (and, if special, how authorized and the notice given), the names of those present at meetings of the board of directors or committee meetings, the number of shares present or represented at stockholders’ meetings, and the proceedings thereof.
The secretary shall keep, or cause to be kept, at the principal executive office of the corporation or at the office of the corporation’s transfer agent or registrar, as determined by resolution of the board of directors, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates evidencing such shares, and the number and date of cancellation of every certificate surrendered for cancellation.
The secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the board of directors required to be given by law or by these bylaws. He or she shall keep the seal of the corporation, if one be adopted, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the board of directors or by these bylaws.
5.10 CHIEF FINANCIAL OFFICER
The chief financial officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings, and shares. The books of account shall at all reasonable times be open to inspection by any director.
The chief financial officer shall deposit all money and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the board of directors. He or she shall disburse the funds of the corporation as may be ordered by the board of directors, shall render to the chief executive officer, president, and directors, whenever they request it, an account of all of his or her transactions as chief financial officer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the board of directors or these bylaws.
Article VI
FORUM FOR ADJUDICATION OF DISPUTES

Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for  any derivative action or proceeding brought on behalf of the Corporation,  any action asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders,  any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation arising pursuant to any provision of the Delaware General Corporation Law or the Corporation’s certificate of incorporation or bylaws (as either may be amended from time to time) or  any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation governed by the internal affairs doctrine shall be the Court of Chancery of the State of Delaware or, if the Court of Chancery does not have jurisdiction, a state court located within the State of Delaware or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware.

Article VII
INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND OTHER AGENTS

7.1 INDEMNIFICATION OF DIRECTORS AND OFFICERS
The corporation shall, to the maximum extent and in the manner permitted by the General Corporation Law of Delaware as the same now exists or may hereafter be amended, indemnify any person against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit, or proceeding in which such person was or is a party or is threatened to be made a party by reason of the fact that such person is or was a director or officer of the corporation. For purposes of this Section 7.1, a “director” or “officer” of the corporation shall mean any person  who is or was a director or officer of the corporation,  who is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or  who was a director or officer of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.
The corporation shall be required to indemnify a director or officer in connection with an action, suit, or proceeding (or part thereof) initiated by such director or officer only if the initiation of such action, suit, or proceeding (or part thereof) by the director or officer was authorized by the board of directors of the corporation.
The corporation shall pay the expenses (including attorney’s fees) incurred by a director or officer of the corporation entitled to indemnification hereunder in defending any action, suit or proceeding referred to in this Section 7.1 in advance of its final disposition; provided, however, that payment of expenses incurred by a director or officer of the corporation in advance of the final disposition of such action, suit or proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should ultimately be determined that the director or officer is not entitled to be indemnified under this Section 7.1 or otherwise.
The rights conferred on any person by this Article shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the corporation’s certificate of incorporation, these bylaws, agreement, vote of the stockholders or disinterested directors or otherwise.
Any repeal or modification of the foregoing provisions of this Article shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.
7.2 INDEMNIFICATION OF OTHERS
The corporation shall have the power, to the maximum extent and in the manner permitted by the General Corporation Law of Delaware as the same now exists or may hereafter be amended, to indemnify any person (other than directors and officers) against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit, or proceeding, in which such person was or is a party or is threatened to be made a party by reason of the fact that such person is or was an employee or agent of the corporation. For purposes of this Section 7.2, an “employee” or “agent” of the corporation (other than a director or officer) shall mean any person  who is or was an employee or agent of the corporation,  who is or was serving at the request of the corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or  who was an employee or agent of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.
7.3 INSURANCE
The corporation may purchase and maintain insurance to protect itself and any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of the General Corporation Law of Delaware.
Article VIII
RECORDS AND REPORTS

8.1 MAINTENANCE AND INSPECTION OF RECORDS
The corporation shall, either at its principal executive office or at such place or places as designated by the board of directors, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of these bylaws as amended to date, accounting books and other records of its business and properties.
Any stockholder, upon compliance with the conditions set forth in and to the extent authorized by the provisions of the General Corporation Law of Delaware, shall have the right to inspect such books and records.
8.2 INSPECTION BY DIRECTORS
Any director shall have the right to examine (and to make copies of) the corporation’s stock ledger, a list of its stockholders and its other books and records for a purpose reasonably related to his or her position as a director.
8.3 REPRESENTATION OF SHARES OF OTHER CORPORATIONS
Unless determined by the board of directors, the chair of the board, if any, the chief executive officer, the president, any vice president, the chief financial officer, the secretary or any assistant secretary of this corporation, and any other person authorized by the board of directors or the chief executive officer, the president or a vice president, is authorized to vote, represent and exercise on behalf of this corporation all rights incident to any and all shares of the stock of any other corporation or corporations standing in the name of this corporation. The authority herein granted may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.
8.4 CERTIFICATION AND INSPECTION OF BYLAWS
The original or a copy of these bylaws, as amended or otherwise altered to date, certified by the secretary, shall be kept at the corporation’s principal executive office and shall be open to inspection by the stockholders of the corporation, at all reasonable times during office hours.
Article IX
GENERAL MATTERS

9.1 RECORD DATE FOR PURPOSES OTHER THAN NOTICE AND VOTING
For purposes of determining the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) days before any such action. In that case, only stockholders of record at the close of business on the date so fixed are entitled to receive the dividend, distribution or allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date so fixed, except as otherwise provided in the General Corporation Law of Delaware.
If the board of directors does not so fix a record date, then the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board of directors adopts the applicable resolution.
9.2 FISCAL YEAR
The fiscal year of the corporation shall be determined from time to time by resolution of the board of directors.
9.3 CHECKS: DRAFTS: EVIDENCES OF INDEBTEDNESS
From time to time, the board of directors shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the corporation, and only the persons so authorized shall sign or endorse those instruments.
9.4 CORPORATE CONTRACTS AND INSTRUMENTS: HOW EXECUTED
The board of directors, except as otherwise provided in these bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the board of directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

9.5 STOCK CERTIFICATES, TRANSFER
The shares of the corporation shall be represented by certificates, provided that the board of directors of the corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Notwithstanding the adoption of such a resolution by the board of directors, every holder of stock represented by certificates and, upon request, every holder of uncertificated shares, shall be entitled to have a certificate signed by, or in the name of the corporation by, the chair or vice-chair of the board of directors, or the chief executive officer, the president or a vice-president, and by the secretary or an assistant secretary of such corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile.
In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.
Certificates for shares shall be of such form and device as the board of directors may designate and shall state the name of the record holder of the shares represented thereby; its number; date of issuance; and the number of shares for which it is issued. Such certificates may also include a conspicuous notice of restrictions upon transfer or registration of transfer, if any, or any other legend that may be required or advisable under applicable law, contract, or otherwise.
Upon surrender to the secretary or transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.
9.6 LOST CERTIFICATES
Except as provided in this Section 9.6, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the corporation and cancelled at the same time. The board of directors may, in case any share certificate or certificate for any other security is lost, stolen or destroyed, authorize the issuance of replacement certificates on such terms and conditions as the board of directors may require; the board of directors may require indemnification of the corporation secured by a bond or other adequate security sufficient to protect the corporation against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft or destruction of the certificate or the issuance of the replacement certificate.
9.7 TRANSFER AGENTS AND REGISTRARS
The board of directors may appoint one or more transfer agents or transfer clerks, and one or more registrars, each of which shall be an incorporated bank or trust company, either domestic or foreign, who shall be appointed at such times and places as the requirements of the corporation may necessitate and the board of directors may designate. The stock record books and the blank stock certificate books shall be kept by the secretary or at the office of such transfer agent or transfer agents as the board of directors may from time to time by resolution determine.
9.8 ELECTRONIC TRANSMISSION
When used in these bylaws, the terms “written” and “in writing” shall include any “electronic transmission,” as defined in Section 232(c) of the General Corporation Law of Delaware, including without limitation any telegram cablegram, facsimile transmission and communication by electronic mail.
9.9 CONSTRUCTION: DEFINITIONS
Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the General Corporation Law of Delaware shall govern the construction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both a corporation and a natural person.
Article X
AMENDMENTS

The original or other bylaws of the corporation may be adopted, amended or repealed by the stockholders entitled to vote or by the board of directors of the corporation. The fact that such power has been so conferred upon the board of directors shall not divest the stockholders of the power, nor limit their power to adopt, amend or repeal bylaws.
Whenever an amendment or new bylaw is adopted, it shall be copied in the book of bylaws with the original bylaws, in the appropriate place. If any bylaw is repealed, the fact of repeal with the date of the meeting at which the repeal was enacted or the filing of the operative written consent(s) shall be stated in said book.